Exhibit 10.1

INDEPENDENT DIRECTOR AGREEMENT

INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”), dated April 13, 2026, by and between Toppoint Holdings Inc., a Nevada corporation (the “Company”), and the undersigned (the “Director”).

RECITALS

The Company desires to appoint the Director to serve on the Company’s board of directors (the “Board”), which will include membership on one or more committees of the Board, and the Director desires to accept such appointment to serve on the Board.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Director hereby agree as follows:

1. Duties. From the date hereof (the “Effective Time”), the Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board and as may be required by the Company’s constituent instruments, including its articles of incorporation and bylaws, as amended, and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Nevada Revised Statutes. The Director agrees to devote as much time as is necessary to perform completely the duties as a Director of the Company, including duties as a member of one or more committees of the Board, to which the Director may hereafter be appointed. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors.

2. Term. The term of this Agreement shall commence as of the Effective Time, which shall be the effective date of the Director’s appointment by the board of directors of the Company, and shall continue until the Director’s removal or resignation. In addition to a termination of this Agreement pursuant to Section 8, the Company shall have the right to terminate this Agreement upon written notice to the Director at any time without liability prior to the Effective Time.

3. Compensation. Following the commencement of the term of this Agreement, for all services to be rendered by the Director in any capacity hereunder, the Company agrees to compensate the Director a fee of nil per year in cash (the “Annual Fee”), which Annual Fee shall be paid to the Director no later than the fifth business day of each calendar quarter commencing in the first quarter following the Effective Time. The Director shall be responsible for his or her own individual income tax payment on the Annual Fee in jurisdictions where the Director resides. In the event that the Director serves less than a full year on the Board, the Company shall only be obligated to pay the pro rata portion of such Annual Fee to the Director for his services performed during such year.

4. Independence. The Director acknowledges that his or her appointment hereunder is contingent upon the Board’s determination that he or she is “independent” with respect to the Company, in accordance with the listing requirements of the Nasdaq stock exchange, New York Stock Exchange, or New York Stock Exchange American, and that his or her appointment may be terminated by the Company in the event that the Director does not maintain such independence standard.

5. Expenses. The Company shall reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in connection with the performance of the Director’s duties for the Company. Such reimbursement shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred, which shall be accompanied by sufficient documentation to support the expenditures.

6. Other Agreements.

(a) Confidential Information and Insider Trading. The Company and the Director each acknowledge that, in order for the intentions and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, information systems, financial data and strategic plans which are unique assets of the Company (as further defined below, the “Confidential Information”) and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business. Accordingly, the Director agrees that, during his or her association with the Company and thereafter, he or she will treat and safeguard as confidential and secret all Confidential Information received by him or her at any time and that, without the prior written consent of the Company, he or she will not disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business. For purposes of this Agreement, “Confidential Information” includes any information not generally known to the public or recognized as confidential according to standard industry practice, any trade secrets, know-how, development, manufacturing, marketing and distribution plans and information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which the Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company. Upon termination of his or her association with the Company, the Director shall return to the Company all documents and papers relating to the Company, including any Confidential Information, together with any copies thereof, or certify that he or she has destroyed all such documents and papers. Furthermore, the Director recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. The Director agrees that the Director owes the Company and such third parties, both during the term of the Director’s association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company’s agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company. In addition, the Director acknowledges and agrees that the Director may have access to “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Director will abide by all securities laws relating to the handling of and acting upon such Insider Information.

(b) Disparaging Statements. At all times during and after the period in which the Director is a member of the Board and at all times thereafter, the Director shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, shareholders, employees and agents, or any of the Company’s current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates; provided, however, that nothing in this paragraph shall preclude the Director from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this paragraph shall be deemed applicable to any testimony given by the Director in any legal or administrative proceedings.

(c) Work Product. Director agrees that any and all Work Product (as defined below) shall be the Company’s sole and exclusive property. Director hereby irrevocably assigns to the Company all right, title and interest worldwide in and to any deliverables resulting from the Director’s services as a director to the Company (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by you (whether alone or jointly with others) for the Company during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Director retains no rights to use the Work Product and agrees not to challenge the validity of our ownership of the Work Product. Director agrees to execute, at Company’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Director does not, for any reason, execute such documents within a reasonable time after the Company’s request, Director hereby irrevocably appoint the Company as Director’s attorney-in-fact for the purpose of executing such documents on your behalf, which appointment is coupled with an interest. Director will deliver to the Company any Deliverables and disclose promptly in writing to us all other Work Product.

(d) Enforcement. The Director acknowledges and agrees that the covenants contained herein are reasonable, that valid consideration has been and will be received and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Director recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of the Company and its affiliates and that any violation of this Section 6 could result in irreparable harm to the Company and its affiliates for which money damages would constitute a totally inadequate remedy. Accordingly, in the event of any such violation by the Director, the Company and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction or other equitable relief restraining any action by the Director in violation of this Section 6 without posting any bond therefore or demonstrating actual damages, and the Director will not claim as a defense thereto that the Company has an adequate remedy at law or require the posting of a bond. If any of the restrictions or activities contained in this Section 6 shall for any reason be held by an arbitrator to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights. The Director acknowledges that injunctive relief may be granted immediately upon the commencement of any such action without notice to the Director and in addition Company may recover monetary damages.

(e) Separate Agreement. The parties hereto further agree that the provisions of Section 6 are separate from and independent of the remainder of this Agreement and that Section 6 is specifically enforceable by the Company notwithstanding any claim made by the Director against the Company. The terms of this Section 6 shall survive termination of this Agreement.

7. Market Stand-Off Agreement. In the event of a public or private offering of the Company’s securities, and upon request of the Company, the underwriters or placement agents placing the offering of the Company’s securities, the Director agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company that the Director may own, other than those included in the registration, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such placement agent or underwriter.

8. Termination. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the stockholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

9. Indemnification. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing an indemnification agreement in the form attached hereto as Exhibit A.

10. Effect Of Waiver. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

11. Notice. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

12. Governing Law; Arbitration. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state’s conflicts of laws principles. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by any party hereto shall be given in writing to the other parties hereto at their last known addresses. Arbitration shall be commenced by the filing by such a party of an arbitration demand with the American Arbitration Association (“AAA”). The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in the city where the Company’s principal executive offices are located as specified in filings made by the Company with the SEC. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party hereto shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then any party hereto is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other such parties pending the completion of the arbitration in a court having jurisdiction over those parties.

13. Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14. Miscellaneous. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

COMPANY:

Toppoint Holdings Inc.

By:	/s/ Hoc C Chan
Name:	Hok C Chan
Title:	Chief Executive Officer

DIRECTOR:

/s/ Tianheng Li
Name: Tianheng Li

EXHIBIT A

Indemnification Agreement

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of April 13, 2026 by and between Toppoint Holdings Inc., a Nevada corporation (the “Company”) and the undersigned, a director and/or an officer of the Company (“Indemnitee”), as applicable.

BACKGROUND

The Board of Directors of the Company (the “Board of Directors”) has determined that the inability to attract and retain highly competent persons to serve the Company is detrimental to the best interests of the Company and its shareholders and that it is reasonable and necessary for the Company to provide adequate protection to such persons against risks of claims and actions against them arising out of their services to the corporation.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

A.	DEFINITIONS

1. Definitions. The following terms shall have the meanings defined below:

Expenses shall include, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, and any other expenses paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding.

Indemnifiable Event means any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture or other entity, or related to anything done or not done by Indemnitee in any such capacity, including, but not limited to, neglect, breach of duty, error, misstatement, misleading statement or omission.

Participant means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

Proceeding means any threatened, pending, or completed action, suit, arbitration or proceeding, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, including appeal, in which Indemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event.

B.	AGREEMENT TO INDEMNIFY

1. General Agreement to Indemnify. In the event Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding, the Company shall indemnify the Indemnitee from and against any and all Expenses which Indemnitee incurs or becomes obligated to incur in connection with such Proceeding, whether or not such Proceeding proceeds to judgment or is settled or is otherwise brought to a final disposition, to the fullest extent permitted by applicable law.

2. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred in connection with such Proceeding or such claim, issue or matter, whether or not such Proceeding proceeds to judgment or is settled or is otherwise brought to a final disposition, as the case may be, offset by the amount of cash, if any, received by the Indemnitee resulting from his/her success therein.

3. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify the Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

4. Exclusions. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement:

(a) to the extent that payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy;

(b) to the extent that Indemnitee is indemnified and actually paid other than pursuant to this Agreement;

(c) subject to Section C.2(a), in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by a court of competent jurisdiction, in a decision from which there is no further right of appeal, to be liable for gross negligence or knowing or willful misconduct in the performance of his/her duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper;

(d) in connection with any Proceeding initiated by Indemnitee against the Company, any director or officer of the Company or any other party, and not by way of defense, unless (i) the Company has joined in or the Board of Directors has consented to the initiation of such Proceeding; or (ii) the Proceeding is one to enforce indemnification rights under this Agreement or any applicable law;

(e) brought about by the dishonesty or fraud of the Indemnitee seeking payment hereunder; provided, however, that the Company shall indemnify Indemnitee under this Agreement as to any claims upon which suit may be brought against him/her by reason of any alleged dishonesty on his/her part, unless a judgment or other final adjudication thereof adverse to the Indemnitee establishes that he/she committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated;

(f) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity;

(g) arising out of Indemnitee’s breach of an employment agreement with the Company (if any) or any other agreement with the Company or any of its subsidiaries, or

(h) arising out of Indemnitee’s personal income tax payable on any salaries, bonuses, director’s fees, including fees for attending meetings, or gain on disposition of shares, options or restricted shares of the Company.

5. No Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to continued employment with the Company.

6. Contribution. If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than those set forth in Section B.4, then the Company shall contribute to the amount of Expenses paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction or events from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section B.6 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

C.	INDEMNIFICATION PROCESS

1. Notice and Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his/her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, provided that the delay of Indemnitee to give notice hereunder shall not prejudice any of Indemnitee’s rights hereunder, unless such delay results in the Company’s forfeiture of substantive rights or defenses. Notice to the Company shall be given in accordance with Section F.7 below. If, at the time of receipt of such notice, the Company has directors’ and officers’ liability insurance policies in effect, the Company shall give prompt notice to its insurers of the Proceeding relating to the notice. The Company shall thereafter take all necessary and desirable action to cause such insurers to pay, on behalf of Indemnitee, all Expenses payable as a result of such Proceeding. In addition, Indemnitee shall give the Company such cooperation as the Company may reasonably request and the Company shall give the Indemnitee such cooperation as the Indemnitee may reasonably request, including providing any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee or the Company, as the case may be.

2. Indemnification Payment.

(a) Advancement of Expenses. Indemnitee may submit a written request with reasonable particulars to the Company requesting that the Company advance to Indemnitee all Expenses that may be reasonably incurred in advance by Indemnitee in connection with a Proceeding. The Company shall, within ten (10) business days of receiving such a written request by Indemnitee, advance all requested Expenses to Indemnitee. Any excess of the advanced Expenses over the actual Expenses will be repaid to the Company.

(b) Reimbursement of Expenses. To the extent Indemnitee has not requested any advanced payment of Expenses from the Company, Indemnitee shall be entitled to receive reimbursement for the Expenses incurred in connection with a Proceeding from the Company as soon as practicable and, in any event, within thirty (30) days after Indemnitee makes a written request to the Company for reimbursement unless the Company refers the indemnification request to the Reviewing Party in compliance with Section C.2(c) below.

(c) Determination by the Reviewing Party. If the Company reasonably believes that it is not obligated under this Agreement to indemnify the Indemnitee, the Company shall, within ten (10) days after the Indemnitee’s written request for an advancement or reimbursement of Expenses, notify the Indemnitee that the request for advancement of Expenses or reimbursement of Expenses will be submitted to the Reviewing Party (as hereinafter defined). The Reviewing Party shall make a determination on the request within thirty (30) days after the Indemnitee’s written request for an advancement or reimbursement of Expenses. Notwithstanding anything foregoing to the contrary, in the event the Reviewing Party informs the Company that Indemnitee is not entitled to indemnification in connection with a Proceeding under this Agreement or applicable law, the Company shall be entitled to be reimbursed by Indemnitee for all the Expenses previously advanced or otherwise paid to Indemnitee in connection with such Proceeding; provided, however, that Indemnitee may bring a suit to enforce his/her indemnification right in accordance with Section C.3 below.

3. Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty (30) days after making a written demand in accordance with Section C.2 above or fifty (50) days if the Company submits a request for advancement or reimbursement to the Reviewing Party under Section C.2(c), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking a determination by the court or challenging any determination by the Reviewing Party or with respect to any breach in any aspect of this Agreement. Any determination by the Reviewing Party not challenged by Indemnitee and any judgment entered by the court shall be binding on the Company and Indemnitee.

4. Assumption of Defense. In the event the Company is obligated under this Agreement to advance or bear any Expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded, based on written advice of counsel, that there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. At all times, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s expense.

5. Burden of Proof and Presumptions. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination.

6. No Settlement Without Consent. Neither party to this Agreement shall settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on Indemnitee without the other party’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

7. Company Participation. Subject to Section B.6, the Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.

8. Reviewing Party.

(a) For purposes of this Agreement, the Reviewing Party with respect to each indemnification request of Indemnitee that is referred by the Company pursuant to Section C.2(c) above shall be shall be (A) the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. If the Reviewing Party determines that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board of Directors shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee’s entitlement to indemnification. Any reasonable costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(b) If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section C.8(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the proceeding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section C.8(d) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting under this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section C.8(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c) In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his/her conduct was unlawful. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company and any other corporation, partnership, joint venture or other entity of which Indemnitee is or was serving at the written request of the Company as a director, officer, employee, agent or fiduciary, including financial statements, or on information supplied to Indemnitee by the officers and directors of the Company or such other corporation, partnership, joint venture or other entity in the course of their duties, or on the advice of legal counsel for the Company or such other corporation, partnership, joint venture or other entity or on information or records given or reports made to the Company or such other corporation, partnership, joint venture or other entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or such other corporation, partnership, joint venture or other entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or such other corporation, partnership, joint venture or other entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section C.8(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

D.	DIRECTOR AND OFFICER LIABILITY INSURANCE

1. Good Faith Determination. The Company shall from time to time make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement.

2. Coverage of Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

3. No Obligation. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any director and officer insurance policy if the Company determines in good faith that such insurance is not reasonably available in the case that (i) premium costs for such insurance are disproportionate to the amount of coverage provided, or (ii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

E.	NON-EXCLUSIVITY; FEDERAL PREEMPTION; TERM

1. Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s memorandum and articles of association, as may be amended from time to time, applicable law or any written agreement between Indemnitee and the Company (including its subsidiaries and affiliates). The indemnification provided under this Agreement shall continue to be available to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he/she may have ceased to serve in any such capacity at the time of any Proceeding. To the extent that a change in the laws of the State of Nevada permits greater indemnification by agreement than would be afforded under the Articles of Incorporation or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

2. Federal Preemption. Notwithstanding the foregoing, both the Company and Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the U.S. Securities and Exchange Commission’s (the “SEC”) prohibition on indemnification for liabilities arising under certain Federal securities laws. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

3. Company Indemnitor of First Resort. The Company hereby acknowledges that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of his or her employers and certain of their Affiliates (collectively, the “Employer Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee is primary and any obligation of the Employer Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any Indemnitee to the extent legally permitted and as required by this Agreement (or any agreement between the Company and such Indemnitee), without regard to any rights such Indemnitee may have against the Employer Indemnitors and (iii) it irrevocably waives, relinquishes and releases the Employer Indemnitors from any and all claims against the Employer Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.

4. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer and/or a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding by reason of his/her former or current capacity at the Company or any other enterprise at the Company’s request, whether or not he/she is acting or serving in any such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company’s request.

F.	MISCELLANEOUS

1. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

2. Subrogation. In the event of payment to Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.

3. Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as Indemnitee’s spouses, heirs, and personal and legal representatives.

4. Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. The parties hereto acknowledge that they each have opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

5. Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute one instrument.

6. Governing Law. This agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to conflicts of law provisions thereof.

7. Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed via postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Toppoint Holdings Inc.

1250 Kenas Road.,

North Wales, PA 19454

Attention: Chief Executive Officer

and to Indemnitee at his/her address last known to the Company.

8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

COMPANY:

Toppoint Holdings Inc.

By:	/s/ Hok C Chan
Name:	Hok C Chan
Title:	Chief Executive Officer

INDEMNITEE:

Name: